Exhibit 10(viii)

Bank of America

                                     LOAN AND NOTE MODIFICATION AGREEMENT No. 2

This Loan and Note Modification Agreement No. 2 ("Agreement"), effective as of October 8, 2000, is made by and among Sunset Productions, Inc. (whether one or many, 'Borrower"), Jerome J. Ruther, Robert K. Mueller (whether one or many, "Guarantor"), and Bank of America, N.A. ("Bank").

                                    RECITALS

A. Borrower is indebted to Bank under a loan evidenced by the Loan Agreement and Promissory Note more specifically identified in.Exhibit A attached hereto and incorporated herein by this reference, as the same may have been previously renewed, modified and/or extended (collectively, the "Loan").

B. As of October 8, 2000, Borrower was indebted to Bank pursuant to the Loan in the total principal amount of Two Hundred Thirty Eight Hundred Sixty Seven Dollars and 54/ 1 00 Dollars ($230,867.54) together with all accrued and unpaid interest thereon.

C. The Loan is secured by a deed of trust, security agreement or other instrument as may be specifically identified in Exhibit A attached hereto and incorporated herein by this reference, as the same may have been previously modified and/or extended (together with all other documents and instruments evidencing, securing or guarantying the Loan, the "Loan Documents").

D. Guarantor has guaranteed Borrower's obligations to Bank in accordance With one or more guaranty agreements (whether one or many, the "Guaranty"), More specifically described in Exhibit A attached hereto and incorporated herein by this reference. The Guaranty is included in the definition of "Loan Documents".

E. The Loan matured on October 8, 2000 (hereafter, the 'Identified Default").

F. Borrower and Guarantor have requested, and Bank, although under no obligation to do so, is extend the Maturity Date of the Loan on the terms and conditions set forth herein.


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                                    AGREEMENT

For and in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Bank agree as follows:

      1. Reaffirmation. Borrower and Guarantor reaffirm all obligations under the Loan and the Loan Documents (including without limitation that certain Loan and Note Modification Agreement dated effective May 8, 2000). Except as specifically hereby amended, the Loan Documents shall each remain in full force and effect. Borrower's and Guarantor's payment and performance obligations pursuant to the Loan Documents, including all extensions, amendments, renewals or replacements thereof, shall continue to be secured by the security interests and liens arising under the Loan Documents.

      2. Modifications. The Loan Documents are hereby modified and amended as described below. In the event of a conflict between terms of the Loan Documents and the terms of this Agreement, this Agreement shall control.

            2.1 Maturity Date. The maturity date of the Loan is hereby extended to March 8, 2001 ('Maturity Date"). All sums owing under the Loan shall be due and payable no later than this extended Maturity Date.

            2.2 Interest Rate. The annual rate of interest to be applied to the unpaid principal balance of the Note shall be a variable rate of interest consisting of the Prime Rate in effect from time to time plus a percentage, as follows: From and after October 8, 2000, the percentage above the Prime Rate shall be three percent (3%). From and after December 8, 2000, the percentage above the Prime rate shall be four percent (4%) (the "Interest Rate").

            2.3 Payment. Beginning October 8, 2000, and continuing on the same date each month thereafter until the Maturity Date, Borrower shall pay to Bank all accrued interest on the then outstanding principal balance at the rate described in the paragraph above as the "Interest Rate". On the Maturity Date (as defined above in Paragraph 2. 1), Borrower shall pay to Bank the entire outstanding principal balance plus any interest due thereon. Borrower may prepay the Loan in full or in part at any time with penalty as set forth in the Loan Documents.

            2.4 Address of Bank. All addresses of Bank in the Loan Documents are amended to read: Bank of America, 201 East Washington Street, Mail Code AZ1-200-19-1 1, Phoenix, Arizona 85004, Attention: David B.


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Strong. Any notices to the Bank under the Loan Documents shall be sent to this address or any other address later specified by Bank via certified 'mail, return receipt requested.

      3. Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgment and discretion:

            3.1 Receipt of Documents. Bank shall have received fully executed, and where appropriate, acknowledged originals of the following:

                  (a) this Agreement; and

                  (b) any other documents Bank may require or request in accordance with this Agreement or the other Loan Documents.

            3.2 Payment of Interest Current. Bank shall have received payment in immediately available funds of all accrued and unpaid interest through and including January 8, 2001 in the amount of $7,273.9 1.

            3.2 Extension Fee. Bank shall have received a fully earned and non-refundable extension fee in the amount of Two Thousand Dollars ($2,000.00), payable in immediately available funds.

            3.3 Reimbursement of Bank's Costs and Expenses. Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for recording, filing and legal fees, costs and expenses of Bank's counsel. Such costs and expenses may include the allocated costs for services for Bank's in-house legal staff as allowed by law.

      4. Representations, Warranties and Acknowledgements. Borrower and Guarantor jointly and severally represent, warrant and acknowledge to Bank as follows:

            4.1 Recitals. The recitals set forth above are true, complete, accurate and correct, and such recitals are incorporated herein by this reference.

            4.2 Loan Documents. All representations and warranties made and given by Borrower and Guarantor in the Loan Documents are true,


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complete, accurate and correct, as if given on the effective date of, this
Agreement.

            4.3 Enforceable Loan Documents. There are no defaults other than the Identified Default, and the Loan Documents, including this Agreement, to which Borrower and Guarantor, respectively, are a party are legal, valid and binding agreements of Borrower and Guarantor, respectively, enforceable in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

            4.4 Financial Information. All financial and other information that has been or will be supplied to Bank is: (a) sufficiently complete to give Bank accurate knowledge of Borrower's and Guarantor's financial condition; (b) in form and content required by Bank; and (c) in compliance with all applicable government regulations. No material adverse change has occurred in the business assets, or financial condition of Borrower . or Guarantor since Borrower and Guarantor last supplied financial statements or information to Bank.

            4.5 No Claims or Defenses. But for the extension of the maturity date granted herein, the Loan is presently due and payable to Bank, and Borrower and Guarantor have no claims, offsets, counterclaims or defenses with respect to: (a) the payment of the Loan; (b) the payment of any other sums due under the Loan Documents; (c) the performance of Borrower's or Guarantor's obligations under the Loan Documents; or (d) any liability under any of the Loan Documents.

            4.6 No Breach by Bank. Bank (including all of its predecessors) has not breached any duty to Borrower or Guarantor in connection with the Loan, and Bank (including all of its predecessors) has fully performed all obligations it may have had or now has to Borrower and Guarantor.

            4.7 Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Bank (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by Borrower and Guarantor and were properly computed and collected.

            4.8 Claims, Disputes, Impairments. Except as has been disclosed to Bank in writing prior to the date of execution hereof,


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Borrower and/or Guarantor, respectively do not have any pending litigation, tax claims, proceedings or disputes that may adversely affect Borrower's or Guarantor's financial condition or impair Borrower's or Guarantor's ability to perform under the Loan Documents.

            4.9 Authorized Entity. Borrower is a corporation which is duly organized, validly existing and in good standing under the laws of --he State of New Mexico. There have been no changes in the organization, composition, ownership, structure or formation of documents of Borrower since the inception of the Loan. In each state in which Borrower does business, it is properly licensed and in good standing. This Agreement, and any instrument of agreement required hereunder are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational papers.

            4.10 Property. Borrower lawfully possesses and holds a 100% ownership interest in all of the property securing the Loan as shown on Exhibit A, free and clear of any defects, reservations of title or conditional sales contracts, and also free and clear of any security interest or liens other than those in favor of Bank.

      5. No Waiver. Except as specifically provided herein, by entering into this Agreement, Bank does not waive any previous or existing default or any default hereafter occurring, or become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto.

      6. No Future Obligations. Bank has no obligation to make any additional loan or extension of credit to or for the benefit of Borrower or Guarantor, and Bank has no obligation to further extend the maturity date of any credit extended to Borrower or Guarantor.

      7. No Third Party Beneficiaries. This Agreement is not intended for, and shall not be construed to be for, the benefit of any person not a signatory thereto.

      8. Release of Bank. In consideration of the agreements of Bank set forth in this Agreement, Borrower and Guarantor, and all of their respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise, and forever discharge Bank, the parent of Bank and all other affiliates and predecessors of Bank, and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Bank, the parent of Bank, and all other affiliates, and predecessors of Bank and all of their respective heirs, personal representatives, predecessors, successors and


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assigns, for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one of more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from the Loan or the Loan Documents.

      9. Incorporation. This Agreement shall form a part of each of the Loan Documents, and all references to one of the Loan Documents shall mean that document as hereby modified. This Agreement shall not prejudice any rights or remedies of Bank under the Loan Documents.

      10. Purpose and Effect of Bank's Approval. Bank's approval of any matter in connection with the Loan shall before the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower or Guarantor. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

      11. Integration. The Loan Documents, including this Agreement, constitute the entire agreement and final expression between the parties with respect to the terms and conditions set forth in the Loan Documents, including this Agreement. No supplement, modification or amendment of this Agreement or the other Loan Documents shall be effective unless in writing and signed by Bank and Borrower.

      12. Counter-parts/Construction/Time of Essence. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed and original, but all of which shall constitute one and the same agreement. Section headings and paragraph titles used in this Agreement are for reference only and shall not affect or limit the interpretation of meaning of any provisions of this Agreement. As used in this Agreement, the work "include(s)" means "include(s), without limitation", and the work "including" means "including, but not limited to". Time is of the essence of this Agreement and the other Loan Documents.

      13. Governing Law/Invalidity. This Agreement shall be governed by and construed according to the laws of the State of New Mexico. If any provision of this Agreement or any provision in any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect.


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      14. Attorneys' Fees. In any lawsuit or arbitration proceeding between Bank and Borrower and/or Guarantor, which relates to, arises out of, or involves in any way this Agreement or any of the other Loan Documents, if Bank prevails, in whole or in part, in such action, Bank shall be entitled to recover all of its attorneys' fees (including any allocated fees of in-house counsel as allowed by law) and costs (including but not limited to "taxable costs" as defined by statute) associated with such suit or arbitration.

      15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, Borrower and Guarantor may not transfer their rights under the Loan Documents without the prior written consent of Bank. Bank may transfer its rights under the Loan Documents to any successor in interest.

      16. No Waiver/Cumulative Remedies/Survival. No failure to exercise or no delay in exercising any right, power or remedy hereunder or under any of the Loan Documents shall impair any right, power or remedy that Bank may have, nor shall such delay be construed to be a waiver of any of such rights, powers or remedies. Bank shall not be deemed to have waived any right, power or remedy except in writing signed by an authorized officer of Bank expressly stating that it is a waiver of same right, power or remedy. The rights, powers and remedies of Bank under the Loan Documents are cumulative and not exclusive of any rights, powers or remedies that Bank would otherwise have, and may be pursued at any time and from time to time and in such order as Bank shall determine in its sole discretion. The representations, warranties, acknowledgments and agreements set forth herein shall survive the date of this Agreement.

      17. Mutual Agreement. The parties hereto agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and provisions are not to be construed more liberally in favor, nor more strictly against, any party. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if it had been prepared by all of the parties.

      18. Rights in the Event of Bankruptcy. If there shall be filed by or against Borrower a petition (whether voluntary or involuntary) under any chapter of the United States Bankruptcy Code (the "Code") on or after the date of this Agreement, it is the intention of Borrower and Bank that the terms and conditions of this Agreement with respect to Borrower shall be incorporated into a plan of reorganization under Section 1129 of Code (a "Plan"). Borrower


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agrees that under any potential Plan which may be filed in the future (i),, this
Agreement shall represent a necessary element of such Plan, (ii) Borrower will not seek to alter or amend any of terms and conditions of this Agreement, (iii) such terms and conditions are necessary for Bank's adequate protection, and (iv) such terms and conditions will remain binding upon Borrower in any such Plan. If Borrower fails to obtain confirmation of a plan of reorganization incorporating the terms of this Agreement within one hundred twenty (12) days after a petition is filed, Bank is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of any of the Loan Documents against the collateral, including specifically, but not limited to, the stay imposed by
Section 362 of the Code. Borrower hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Bank to lift such stay. Borrower acknowledges that Bank's interest in the collateral can be adequately protected only if a plan of reorganization incorporating the terms of this Agreement is confirmed within one hundred twenty (12) days after the petition is filed. Bank reserves its right to seek all remedies available to credits under the Code, including, but not limited to, the right to move for relief from the automatic stay at any time.

      19. Cross Default. Any default under this Agreement or an Event of Default under any of the Loan Documents (as described therein) shall be an Event of Default under each and every of the other Loan Documents.

      20. Guarantor's Agreement. Guarantor has guaranteed the prompt and full payment of the obligations of Borrower under the Loan pursuant to the Guaranty. Guarantor believes it is in Guarantor's best interest for Borrower to enter into this Agreement. Guarantor hereby reaffirms the Guaranty and agrees that the Guaranty shall remain in full force' and effect. Guarantor acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Loan. Guarantor agrees that the Guaranty shall also guarantee Borrower's obligation under this Agreement. Guarantor represents, warrants and agrees that this Agreement is of substantial economic benefit to Guarantor and that Guarantor's reaffirmation and consent is an essential part of the consideration to Bank to enter into this Agreement. Guarantor hereby consents to the terms, conditions and provisions of the Loan Documents as modified hereby, and agrees that the Guaranty continues to cover the Loan, and all amounts disbursed, paid or incurred by Bank in connection with the Loan as such are modified hereunder, including but not limited to any additional advances contemplated hereunder and attorneys' fees (including allocated costs of in-house counsel as allowed by law) and other costs of Bank. Any property or rights to or interest in property granted as security for the Guaranty or any of the other Loan Documents shall remain as security for the Guaranty and the obligations of Guarantor pursuant to the


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Guaranty. Regardless of whether Guarantor may have made any payments to Bank,
Guarantor forever waives: (a) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (b) all rights to enforce any remedy that Bank may have against Borrower; and (c) all rights to participate in any security now or later to be held by Bank for the Loan.

      21. Hazardous Waste Indemnification. Borrower will indemnify, protect, defend and hold harmless Bank for, from and against any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about Borrower's property or operations or property leased to Borrower. This indemnity includes, but is not limited to, attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff. This indemnity extends to Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. The term "hazardous substances" ("Hazardous Substances") means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law, or any petroleum products, including crude oil and any produce derived directly or indirectly form, or any fractions or distillate of, crude oil. This indemnity will survive repayment of the Borrower's obligations to Bank.

      22. Hazardous Substance Inspection. Borrower shall allow Bank access to the property securing the Loan at any reasonable time for the purposes of performing an appraisal, inspecting the property, taking soil or groundwater samples and conducting tests, among other things, to investigate for the presence of Hazardous Substances. Borrower shall also allow Bank to examine, copy and audit its books or records. Bank is under no duty to visit or observe the property, or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the property, including any defects in the design or construction of any improvements on the property or the presence of any Hazardous Substances on the property.

      23. Notice of final agreement This written agreement and the other Loan Documents (as defined herein) represent the final agreement


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between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral, agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the dates set forth below to be effective as of the day and year set forth above.

                                        BANK:
                                        BANK OF AMERICA, N. A.

Executed:__________________,2001        By: ____________________________________
                                            David B. Strong
                                            Vice President


                                        BORROWER:

                                        Sunset Productions, Inc.

Executed:__________________,2001        By: ____________________________________
                                            Robert Kurt Mueller
                                            President


                                        GUARANTOR:

Dated:_____________________,2001        ________________________________________
                                        Jerome J. Ruther

Dated:_____________________,2001        ________________________________________
                                        Robert K. Mueller


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